UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 1, 2008
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Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
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(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In a Form 8-K filed with the United States Securities and Exchange Commission on November 6, 2008 by Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), the Registrant disclosed that Jerry I. Treppel, a member of the Registrant’s Board of Directors (the “Board”), was appointed as the Chairman of the Board. On December 1, 2008, the Registrant entered into a compensation agreement with Mr. Treppel (the “Compensation Agreement”) providing for the terms under which Mr. Treppel will serve as the non-executive Chairman of the Board. Pursuant to the Compensation Agreement, Mr. Treppel will serve as the non-executive Chairman of the Board until immediately prior to the next annual meeting of the Company’s stockholders; provided, however, that following such annual meeting, and each subsequent annual meeting of the Company’s stockholders, if the Board elects Mr. Treppel as the non-executive Chairman of the Board, the term of the Compensation Agreement will be extended through the earlier of (a) the date of the next subsequent annual meeting of the Company’s stockholders and (b) the date upon which Mr. Treppel no longer serves as the non-executive Chairman.

     During the term of the Compensation Agreement, including any applicable extensions thereof, Mr. Treppel is entitled to cash compensation of $2,083.33 on a monthly basis in lieu of, and not in addition to, any cash directors’ fees and other compensation paid to other non-employee members of the Board. Mr. Treppel is also entitled to reimbursement of any expenses reasonably incurred in the performance of his duties under the Compensation Agreement upon presentation of proper written evidence of such expenditures.

     In addition, pursuant to the terms of the Compensation Agreement, the Registrant granted to Mr. Treppel under its 2004 Stock Option Plan non-qualified stock options to purchase 180,000 shares of common stock of the Registrant, par value $0.01 per share, exercisable for a period of 10 years at an exercise price per share of $0.06, subject to the terms and conditions of the related option agreement.

      Under the Compensation Agreement, the Registrant has also agreed to indemnify Mr. Treppel to the fullest extent permitted by law in accordance with the By-Laws of the Registrant against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein) seeking to hold him liable for actions taken in his capacity as Chairman of the Board, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including assessment of excise tax with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding, provided that any such expenses or payments are not the result of Mr. Treppel’s gross negligence, willful misconduct or reckless actions.

     Either party may terminate the Compensation Agreement, effective immediately upon the giving of written notice to the other party.

     A copy of the Compensation Agreement is attached as an exhibit to this Current Report.

Item 8.01 Other Events.

      The Registrant issued a press release on December 4, 2008 as a reminder to the Registrant’s stockholders of the Special Meeting of the Stockholders to be held on Friday, December 19, 2008, at the offices of its legal counsel, Reitler Brown & Rosenblatt LLC, at 800 Third Ave., 21st Floor, New York, NY 10022, and the proposals to be voted upon at the Special Meeting.

     A copy of the press release is attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits.

Exhibit No	Exhibit

10.1	Form of Compensation Agreement, dated as of December 1, 2008, by and between the Registrant and Jerry Treppel.

99.1	Press Release, dated as of December 4, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2008

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick
Acting Chief Executive Officer and
Chief Operating Officer